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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-190335

Subject to completion, dated February 25, 2014

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Preliminary prospectus supplement
(To prospectus dated August 2, 2013)

2,500,000 Shares

ALLETE, Inc.

Common Stock

We expect to enter into a forward sale agreement with an affiliate of J.P. Morgan Securities LLC, which affiliate we refer to as the forward purchaser. J.P. Morgan Securities LLC, as agent for an affiliate of the forward purchaser, and whom we refer to in such agency capacity as the forward seller, is, at our request, borrowing from third parties and selling to the underwriters 2,500,000 shares of our common stock, without par value, in connection with a forward sale agreement between us and the forward purchaser. If the forward seller is unable to borrow and deliver for sale on the anticipated closing date such number of shares of our common stock, or if the forward purchaser determines, in its commercially reasonable judgment, that it is either impracticable to do so or that the forward seller is unable to borrow, at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date such number of shares of our common stock, then we will issue and sell to the underwriters a number of shares equal to the number of shares that the forward seller does not borrow and sell.

We will not initially receive any proceeds from the sale of the shares of our common stock offered hereby, except in certain circumstances described in this prospectus supplement. Although we expect to fully physically settle the forward sale agreement entirely by delivering shares of our common stock in exchange for cash proceeds on a date or dates specified by us within approximately 12 months from the date of this prospectus supplement, we may elect cash or net share settlement for all or a portion of our obligations under the forward sale agreement if we conclude it is in our best interests to do so. See "Underwriting (Conflicts of Interest)—Forward Sale Agreement" for a description of the forward sale agreement.

Our common stock is listed on the New York Stock Exchange under the symbol "ALE." On February 24, 2014, the last reported sale price of our common stock on the New York Stock Exchange was $51.04 per share.

		Per share		Total

Public offering price	$		$
Underwriting discounts and commissions	$		$
Proceeds to ALLETE, before expenses(1)	$		$

(1)    Depending on the price of our common stock at the time of settlement of the forward sale agreement and the relevant settlement method, we may receive proceeds upon settlement of the forward sale agreement, which settlement must occur no later than approximately 12 months after the date of this prospectus supplement. For the purposes of calculating the aggregate net proceeds to us, we have assumed that the forward sale agreement is fully physically settled based on the initial forward sale price of $              (which is the public offering price of our common stock, less the underwriting discount shown above). The forward sale price is subject to adjustment pursuant to the terms of the forward sale agreement, and the actual proceeds, if any, will be calculated as described in this prospectus supplement. Unless the federal funds rate increases substantially prior to the settlement of the forward sale agreement, we expect to receive less than the initial forward sale price per share upon physical settlement of the forward sale agreement.

We have granted the underwriters an option solely to cover over-allotments for a period of 30 days from the date of this prospectus supplement to purchase from us directly up to an additional 375,000 shares of common stock. We may elect, in our sole discretion if such option is exercised, that such additional shares of common stock be borrowed from third parties and sold by the forward seller to the underwriters (in which case we will enter into an additional forward sale agreement with the forward purchaser in respect of the number of shares that are subject to the exercise of the underwriters' over-allotment option). Unless the context requires otherwise, the term "forward sale agreement" as used in this prospectus supplement includes any additional forward sale agreement that we elect to enter into in connection with the exercise by the underwriters of their over-allotment option. In the event that we enter into an additional forward sale agreement and elect that any additional shares be borrowed from third parties and sold by the forward seller to the underwriters, if the forward seller is unable to borrow and deliver for sale on the anticipated closing date for the exercise of such option the number of shares of our common stock with respect to which such option has been exercised, or if the forward purchaser determines, in its commercially reasonable judgment, that it is either impracticable to do so or that the forward seller is unable to borrow, at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date for the exercise of such option the number of shares of our common stock with respect to which such option has been exercised, then we will issue and sell to the underwriters a number of shares equal to the number of shares that the forward seller does not borrow and sell.

See "Risk Factors" beginning on page S-6 of this prospectus supplement to read about certain factors you should consider before making an investment in our common stock.

Neither the Securities and Exchange Commission nor any other securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters are offering the shares of our common stock as set forth under "Underwriting (Conflicts of Interest)." The underwriters expect to deliver the shares to investors on or about                            , 2014.

Joint Book-Running Managers

J.P. Morgan	Baird

Co-Managers

RBC Capital Markets	Wells Fargo Securities

                            , 2014

S-i

About this prospectus supplement

We have not, and the underwriters have not, authorized anyone to provide any information other than that contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus, and the documents incorporated by reference herein and therein is accurate only as of the dates such information is or was presented, regardless of the time of delivery of this prospectus supplement or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering. If the information in this prospectus supplement (or any free writing prospectus) is inconsistent with the accompanying prospectus, the information in this prospectus supplement (or any free writing prospectus) will apply and supersede the information in the accompanying prospectus. You should read this entire prospectus supplement, the accompanying prospectus and any free writing prospectuses carefully, including the consolidated financial statements incorporated by reference herein and therein, before making an investment decision.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement, the accompanying prospectus and any free writing prospectus to "ALLETE," "we," "our," "us" and comparable terms refer to ALLETE, Inc. and its consolidated subsidiaries.

S-ii

 Forward-looking statements

Statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein that are not statements of historical facts are considered "forward-looking" and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there can be no assurance that the expected results will be achieved. Any statements that express, or involve discussions as to, future expectations, risks, beliefs, plans, objectives, assumptions, events, uncertainties, financial performance, or growth strategies (often, but not always, through the use of words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "projects," "likely," "will continue," "could," "may," "potential," "target," "outlook" or words of similar meaning) are not statements of historical facts and may be forward-looking.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we are providing this cautionary statement to identify important factors that could cause our actual results to differ materially from those indicated in forward-looking statements made by or on behalf of ALLETE in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. These statements are qualified in their entirety by reference to, and are accompanied by, the following important factors, in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements that could cause our actual results to differ materially from those indicated in the forward-looking statements:

•
our ability to successfully implement our strategic objectives;

•
global and domestic economic conditions affecting us or our customers;

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wholesale power market conditions;

•
regulatory or legislative actions, including those of the United States Congress, state legislatures, the Federal Energy Regulatory Commission, the Minnesota Public Utility Commission, the Public Service Commission of Wisconsin, the North Dakota Public Service Commission, the United States Environmental Protection Agency and various state and local regulators, that impact our allowed rates of return, capital structure, ability to secure financing, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power, capital investments and other expenses, including present or prospective environmental matters;

•
changes in and compliance with laws and regulations;

•
effects of competition, including competition for retail and wholesale customers;

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effects of restructuring initiatives in the electric industry;

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changes in tax rates or policies or in rates of inflation;

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the impacts on our regulated operations segment of climate change and future regulation to restrict the emissions of greenhouse gases;

•
the outcome of legal and administrative proceedings (whether civil or criminal) and settlements;

•
weather conditions, natural disasters and pandemic diseases;

•
our ability to access capital markets and bank financing;

S-iii

•
changes in interest rates and the performance of the financial markets;

•
project delays or changes in project costs;

•
availability and management of construction materials and skilled construction labor for capital projects;

•
changes in operating expenses and capital expenditures and our ability to recover these costs;

•
pricing, availability and transportation of fuel and other commodities and the ability to recover the costs of such commodities;

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our ability to replace a mature workforce and retain qualified, skilled and experienced personnel;

•
effects of emerging technology;

•
war, acts of terrorism and cyber attacks;

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our ability to manage expansion and integrate acquisitions;

•
our current and potential industrial and municipal customers' ability to execute announced expansion plans;

•
population growth rates and demographic patterns; and

•
zoning and permitting of land held for resale, real estate development or changes in the real estate market.

Additional disclosures regarding factors that could cause our results or performance to differ from those anticipated by this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein are discussed in Item 1A under the heading "Risk Factors" beginning on page 28 of our Annual Report on Form 10-K for the year ended December 31, 2013 (the "Form 10-K"). Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which that statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of these factors, nor can we assess the impact of each of these factors on our businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Readers are urged to carefully review and consider the various disclosures made by us in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the Form 10-K, that attempt to identify the risks and uncertainties that may affect our business.

S-iv

 Summary

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus or in the incorporated documents. This summary is not complete and may not contain all of the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus as well as the documents incorporated by reference, which are described under "Where You Can Find More Information" and "Incorporation by Reference" in this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements. Forward-looking statements should be read with the cautionary statements and important factors included above under "Forward-Looking Statements" in this prospectus supplement. Unless indicated otherwise, the information in this prospectus supplement assumes that the underwriters' over-allotment option is not exercised.

The Company

ALLETE is comprised of two business segments:

•
Regulated operations includes our regulated utilities, Minnesota Power and Superior Water, Light and Power Company ("SWL&P"), as well as our investment in American Transmission Company LLC, a Wisconsin-based regulated utility that owns and maintains electric transmission assets in parts of Wisconsin, Michigan, Minnesota and Illinois. Minnesota Power provides regulated utility electric service in northeastern Minnesota to approximately 143,000 retail customers. Minnesota Power's non-affiliated municipal customers consist of 16 municipalities in Minnesota. SWL&P, a wholly-owned subsidiary of ALLETE and a Wisconsin utility, is also a customer of Minnesota Power. SWL&P provides regulated electric, natural gas and water service in northwestern Wisconsin to approximately 15,000 electric customers, 12,000 natural gas customers and 10,000 water customers. ALLETE's regulated utility operations include retail and wholesale activities under the jurisdiction of state and federal regulatory authorities.

•
Investments and other is comprised primarily of BNI Coal, Ltd., our coal mining operations in North Dakota, ALLETE Properties, LLC, our Florida real estate investment, and ALLETE Clean Energy, Inc., our business aimed at developing or acquiring capital projects that create energy solutions via wind, solar, biomass, midstream gas and oil infrastructure, among other energy-related projects. This segment also includes other business development and corporate expenditures, a small amount of non-rate base generation, approximately 5,000 acres of land in Minnesota, and earnings on cash and investments.

Our corporate headquarters is located at 30 West Superior Street, Duluth, Minnesota 55802. Our telephone number is (218) 279-5000. We maintain a website at www.allete.com where general information about us is available. We are not incorporating the contents of the website into this prospectus supplement or the accompanying prospectus.

For a description of our business, financial condition, results of operations and other important information regarding us, see our filings with the SEC incorporated by reference in this prospectus supplement. For instructions on how to find copies of these and our other filings incorporated by reference in this prospectus supplement and the accompanying prospectus, see the sections of this prospectus supplement and the accompanying prospectus captioned "Where You Can Find More Information" and "Incorporation by Reference."

 The offering

Issuer	ALLETE, Inc., a Minnesota corporation
Common stock offered by the forward seller	2,500,000 shares, or 2,875,000 shares if the underwriters' over-allotment option is exercised in full
Common stock to be outstanding after this offering	41,876,322 shares(1)
Common stock to be outstanding after settlement of the forward sale agreement, assuming physical settlement	44,376,322 shares, or 44,751,322 shares if the underwriters' over-allotment option is exercised in full(2)

(1)    This amount is based on 41,876,322 shares of our common stock outstanding as of February 24, 2014. In calculating that number, we did not take into account (i) shares that we may be required to sell to the underwriters in lieu of the forward seller selling our common stock to the underwriters and (ii) 1,053,476 shares reserved for future issuance as of February 24, 2014 upon settlement of outstanding stock options or upon satisfaction of performance targets under outstanding equity compensation awards or other stock compensation plans. The forward purchaser has advised us that the forward seller intends to acquire shares of our common stock to be sold under this prospectus supplement through borrowings from stock lenders. Unless otherwise specified in this prospectus supplement, we assume that we will not be required to issue to the underwriters shares of our common stock that are the subject of this offering, including upon any exercise of the underwriters' over-allotment option. If the forward seller is unable to borrow, or unable to borrow at a cost not greater than a specified threshold, all or a portion of the shares of common stock that are the subject of this offering, we will issue and sell for cash to the underwriters a number of shares equal to the number of shares that the forward seller does not borrow and sell. See "Underwriting (Conflicts of Interest)—Forward Sale Agreement" for a description of the forward sale agreement.

(2)    This amount is based on the number of shares of our common stock outstanding as of February 24, 2014. In calculating that number, we did not take into account 1,053,476 shares reserved for future issuance as of February 24, 2014 upon settlement of outstanding stock options or upon satisfaction of performance targets under outstanding equity compensation awards or other stock compensation plans.

Use of proceeds	Depending on the price of our common stock at the time of settlement and the relevant settlement method, we may receive proceeds from the sale of common stock upon settlement of the forward sale agreement, which settlement must occur within approximately 12 months from the date of this prospectus supplement. At an initial forward sale price of $ per share, we expect to receive net proceeds of approximately $ million (or approximately $ million if the underwriters exercise their over-allotment option in full and we elect for the forward seller to borrow and sell the full number of shares that are subject to such exercise to the underwriters), subject to the price adjustment and other provisions of the forward sale agreement, in the event of full physical settlement of the forward sale agreement. Unless the federal funds rate increases substantially prior to the settlement of the forward sale agreement, we expect to receive less than the initial forward sale price per share upon physical settlement of the forward sale agreement. See "Underwriting (Conflicts of Interest)—Forward Sale Agreement" for a description of the forward sale agreement.

We intend to add any net proceeds that we receive upon settlement of the forward sale agreement, or from any issuances and sales of shares of our common stock to the underwriters if (i) an event occurs that requires us to issue and sell our common stock to the underwriters in lieu of the forward seller borrowing and selling our common stock to the underwriters or (ii) the underwriters exercise their over-allotment option and we elect to issue and sell the additional shares of our common stock covered by such option to the underwriters rather than requiring the forward seller to borrow and sell such additional shares to the underwriters, to our general funds. We use our general funds for corporate purposes, including, without limitation, capital investments. We may temporarily invest any proceeds that we do not immediately need. See "Use of Proceeds."
New York Stock Exchange symbol	"ALE"
Accounting treatment
Before any issuance of our common stock upon physical or net share settlement of the forward sale agreement, the forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of the forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the period) using the proceeds due upon settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share adjusted forward sale price, which is initially $ (which is the public offering price of our common stock, less the underwriting discount shown on the cover page of this prospectus supplement), subject to adjustment based on the federal funds rate less a spread, and subject to decrease on each of certain dates specified in the forward sale agreement. However, if we decide to physically or net share settle the forward sale agreement, any delivery by us of our shares upon physical or net share settlement of the forward sale agreement will result in dilution to our earnings per share and return on equity.

Conflicts of interest	All of the proceeds of this offering (excluding proceeds paid to us with respect to any shares of common stock that we may issue and sell to the underwriters in lieu of the forward seller selling our common stock to the underwriters and, if the underwriters exercise their over-allotment option and we elect to issue and sell the additional shares to cover over-allotments directly, the proceeds to us from the issuance of such additional shares) will be paid to the forward purchaser. As a result, an affiliate of J.P. Morgan Securities LLC will receive more than 5% of the net proceeds of this offering, not including underwriting compensation. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Pursuant to that rule, the appointment of a "qualified independent underwriter" is not necessary in connection with this offering, as our shares of common stock have a "bona fide public market" (as such terms are defined in FINRA Rule 5121).
Dividends
We expect to pay dividends on our common stock in amounts determined from time to time by our board of directors. The timing and amount of future dividends will depend on earnings, cash requirements, the financial condition of ALLETE and its subsidiaries, applicable government regulations and other factors deemed relevant by the ALLETE board of directors. See "Price Range of Common Stock and Dividends."
Transfer agent and registrar	The transfer agents and registrars for our common stock are Wells Fargo Bank, N.A. and ALLETE, Inc.
Risk factors
Investing in our common stock involves risks. Potential investors are urged to consider the risk factors relating to our business and an investment in our common stock described under "Risk Factors" in this prospectus supplement.

 Summary historical consolidated financial data

The following tables set forth our summary historical consolidated financial data. The summary historical consolidated financial information as of and for each of the years in the three-year period ended December 31, 2013 were derived from our audited consolidated financial statements as of and for the years in the three-year period ended December 31, 2013. You should read the following data in conjunction with our consolidated financial statements and notes and Management's Discussion and Analysis of Financial Condition and Results of Operations included in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated herein by reference.

Year ended December 31,	2013	2012	2011

In millions
Statement of Income Data:
Operating Revenue	$1,018.4	$961.2	$928.2
Operating Expenses	$864.3	$806.0	$778.2
Income before non-controlling interest and income taxes	$133.4	$135.1	$129.2
Net income attributable to common stock	$104.7	$97.1	$93.8

As of December 31,	2013	2012	2011

Balance Sheet Data:
Cash and Cash Equivalents	$97.3	$80.8	$101.1
Long-Term Debt Due Within One Year	$27.2	$84.5	$5.4
Notes Payable	—	—	$1.1
Long-Term Debt	$1,083.0	$933.6	$857.9
Equity:
Common Stock Without Par Value, 80.0 Shares Authorized, 41.4, 39.4 and 37.5 Shares Outstanding	$885.2	$784.7	$705.6
Unearned ESOP Shares	(14.3)	(21.3)	(29.0)
Accumulated Other Comprehensive Loss	(17.1)	(22.0)	(28.9)
Retained Earnings	489.1	459.6	431.6
Total Equity	$1,342.9	$1,201.0	$1,079.3

Risk factors

Investing in our common stock involves certain risks. In considering whether to purchase our common stock offered by this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below, as well as the information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. In particular, you should carefully consider the information under the heading "Forward-Looking Statements" above and under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference herein.

Risks related to the forward sale agreement

Settlement provisions contained in the forward sale agreement subject us to certain risks.

The forward purchaser will have the right to accelerate the forward sale agreement and require us to physically settle the forward sale agreement on a date specified by the forward purchaser if:

•
in its commercially reasonable judgment, it or its affiliate is unable to hedge its exposure under the forward sale agreement because (i) of the lack of sufficient shares of our common stock being made available for borrowing by lenders or (ii) it is otherwise commercially impracticable to borrow shares from lenders at a rate less than a specified amount;

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we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than extraordinary dividends), (ii) securities of another company, or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price, as reasonably determined by the forward purchaser;

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certain ownership thresholds applicable to the forward purchaser are exceeded;

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an event is announced that, if consummated, would result in an extraordinary event (as defined in the forward sale agreement) including, among other things, certain mergers and tender offers, as well as certain events involving our nationalization or delisting of our common stock (each as more fully described in the forward sale agreement); or

•
certain other events of default or termination events occur, including, among other things, any material misrepresentation made in connection with our entry into the forward sale agreement (as more fully described in the forward sale agreement).

The forward purchaser's decision to exercise its right to accelerate and, therefore, require us to settle the forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver our common stock under the terms of the physical settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares and we would not receive any proceeds pursuant to the forward sale agreement.

The forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion within approximately 12 months from the date of this prospectus supplement.

The forward sale agreement will be physically settled, unless we elect cash or net share settlement under the forward sale agreement (which we have the right to do, subject to certain conditions and other than in the limited circumstances described above). Subject to the provisions of the forward sale agreement, delivery of our shares upon physical or net share settlement of the forward sale agreement will result in dilution to our earnings per share and return on equity. If we elect to cash or net share settle all or a portion of the forward sale agreement, we would expect the forward purchaser or one of its affiliates to purchase the number of shares necessary, based on the number of shares underlying all or the portion of the forward sale agreement for which we have elected cash or net share settlement, in order to satisfy its obligation to return the shares of our common stock it had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us. If the market value of our common stock at the time of such purchase is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward purchaser under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of our common stock at the time of such purchase is below the forward sale price at that time, the forward purchaser will pay or deliver, as the case may be, to us under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. See "Underwriting (Conflicts of Interest)—Forward Sale Agreement" for a description of the forward sale agreement.

In addition, the purchase of our common stock by the forward purchaser or its affiliate to close out the forward purchaser's short position could cause the price of our common stock to increase over time, thereby increasing the amount of cash we would owe to the forward purchaser or decreasing the amount of cash that the forward purchaser would owe to us, as the case may be, in the event of cash settlement, or increasing the number of shares of our common stock we would owe to the forward purchaser or decreasing the number of shares of our common stock that the forward purchaser would owe to us, as the case may be, in the event of net share settlement.

Risks related to an investment in our common stock

The price of our common stock may fluctuate significantly, and this may make it difficult for you to resell shares of common stock owned by you at times or at prices you find attractive.

The trading price of our common stock may fluctuate widely as a result of a number of factors, many of which are outside our control.

In recent years, the stock market has experienced significant price and volume fluctuations. This volatility frequently has occurred without regard to the operating performance of the affected companies. Hence, the price of our common stock could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce our share price.

A significant decline in our stock price could result in substantial losses for individual shareholders and could lead to costly and disruptive securities litigation.

There may be future sales or other dilution of our equity, which may materially adversely affect the market price for shares of our common stock.

We are generally not restricted from issuing additional shares of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of common stock or any substantially similar securities. The market price for shares of our common stock could materially decline as a result of sales of shares of common stock or similar securities in the market made after such offering or the perception that such sales could occur.

All of our debt obligations have priority over shares of our common stock, which would subordinate your rights to payment as a holder of our common stock in the event of a liquidation, dissolution or winding up.

In any liquidation, dissolution or winding up of ALLETE, shares of our common stock would rank below all debt claims against us. As a result, holders of shares of our common stock would not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution or winding up of ALLETE until after our obligations to our debt holders have been satisfied.

You may not receive dividends on our common stock.

Holders of our common stock are only entitled to receive such dividends as our board of directors may declare out of funds legally available for such payments. Although we have in the past declared cash dividends on our common stock, we are not required to do so and may reduce or eliminate our common stock dividend in the future. This could adversely affect the market price of our common stock.

Where you can find more information

ALLETE files annual, quarterly and other reports and other information with the SEC. You can read and copy any information filed by ALLETE with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

In addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including ALLETE. ALLETE also maintains a website (www.allete.com). Information contained on ALLETE's website does not constitute part of this prospectus supplement or the accompanying prospectus.

Incorporation by reference

The SEC allows ALLETE to "incorporate by reference" the information that ALLETE files with the SEC, which means that ALLETE may, in this prospectus supplement and the accompanying prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus. Information that ALLETE files in the future with the SEC will automatically update and supersede this information. ALLETE is incorporating by reference the documents listed below and any future filings ALLETE makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus (other than any documents, or portions of documents, not deemed to be filed) until ALLETE sells all of the securities covered by this registration statement:

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ALLETE's Annual Report on Form 10-K for the year ended December 31, 2013 (other than Exhibit 99 thereto, which was not deemed to be filed);

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ALLETE's Current Reports on Form 8-K filed with the SEC on January 10, 2014 and February 18, 2014 (other than any documents or portions of documents not deemed to be filed); and

•
The information identified as incorporated by reference under Part III of our Annual Report on Form 10-K for the year ended December 31, 2012, from our definitive proxy statement for our 2013 Annual Meeting of Shareholders filed on March 26, 2013.

You may request a copy of these documents, at no cost to you, by writing or calling:

Shareholder Services
ALLETE, Inc.
30 West Superior Street
Duluth, Minnesota 55802-2093
Telephone: (218) 355-5974 or (800) 535-3056
Facsimile: (218) 355-3802
e-mail: shareholder@allete.com

 Use of proceeds

We will not initially receive any proceeds from the sale of the shares of common stock offered by the forward seller pursuant to this prospectus supplement, unless (i) an event occurs that requires us to issue and sell our common stock to the underwriters in lieu of the forward seller borrowing and selling our common stock to the underwriters or (ii) the underwriters exercise their over-allotment option and we elect to issue and sell the additional shares of our common stock covered by such option to the underwriters rather than requiring the forward seller to borrow and sell such additional shares to the underwriters. We intend to use any net proceeds we receive from any such sales in the manner described below.

Depending on the price of our common stock at the time of settlement and the relevant settlement method under the forward sale agreement, we may receive proceeds upon settlement of the forward sale agreement, which settlement must occur within approximately 12 months from the date of this prospectus supplement. We expect to receive net proceeds of approximately $               million (or approximately $               million if the underwriters exercise their over-allotment option in full and we elect for the forward seller to borrow and sell the full the number of shares that are subject to such exercise to the underwriters), subject to the price adjustment and other provisions of the forward sale agreement, in the event of full physical settlement of the forward sale agreement. For purposes of calculating the aggregate net proceeds to us upon settlement of the forward sale agreement, we have assumed that the forward sale agreement is fully physically settled based upon the initial forward sale price of $              (which is the public offering price of our common stock, less the underwriting discount shown on the cover page of this prospectus supplement) on the effective date of the forward sale agreement, which will be                           , 2014, and that the underwriters have not exercised their option to purchase up to an additional 375,000 shares to cover over-allotments. The actual proceeds that we receive will be determined upon final settlement of the forward sale agreement. Unless the federal funds rate increases substantially prior to the settlement of the forward sale agreement, we expect to receive less than the initial forward sale price per share upon physical settlement of the forward sale agreement. See "Underwriting (Conflicts of Interest)—Forward Sale Agreement" for a description of the forward sale agreement.

We intend to use any net proceeds that we receive upon settlement of the forward sale agreement, or from any issuances and sales of shares of our common stock to the underwriters if (i) an event occurs that requires us to issue and sell our common stock to the underwriters in lieu of the forward seller borrowing and selling our common stock to the underwriters or (ii) the underwriters exercise their over-allotment option and we elect to issue and sell the additional shares of our common stock covered by such option to the underwriters rather than requiring the forward seller to borrow and sell such additional shares to the underwriters, to our general funds. We use our general funds for corporate purposes, including, without limitation, capital investments. We may temporarily invest any proceeds that we do not immediately need.

Price range of common stock and dividends

Our common stock is listed on the NYSE under the symbol "ALE." Information relating to the high and low sales prices of our common stock and cash dividends declared on our common stock is set forth below.

	Price range
			Cash dividends declared per share
	High	Low

2012
First Quarter	$42.49	$39.98	$0.46
Second Quarter	$41.99	$38.03	$0.46
Third Quarter	$42.66	$40.33	$0.46
Fourth Quarter	$42.09	$37.73	$0.46
2013
First Quarter	$49.50	$41.39	$0.475
Second Quarter	$52.25	$46.85	$0.475
Third Quarter	$54.14	$45.78	$0.475
Fourth Quarter	$51.72	$47.48	$0.475
2014
First Quarter (through February 24, 2014)	$52.13	$47.96	$0.49

On January 30, 2014, we declared a first quarter 2014 dividend of $0.49 per share on our common stock, which is payable on March 1, 2014 to holders of record of our common stock at the close of business on February 14, 2014. Shares of common stock purchased pursuant to this prospectus supplement will not be entitled to this dividend.

On February 24, 2014, the last reported sale price of our common stock as reported on the NYSE was $51.04 per share. As of February 24, 2014, there were approximately 26,000 holders of record of our common stock.

Holders of our common stock are entitled to dividends when and as declared by our board of directors. We have paid dividends, without interruption, on our common stock since 1948. ALLETE's common stock is entitled to dividends only after ALLETE has provided for dividends and any sinking fund requirements on any issued and outstanding preferred stock. ALLETE's Articles of Incorporation contain provisions which would restrict net income available for the payment of cash dividends on outstanding common stock in the event that shares of ALLETE's preferred stock were outstanding and certain common stock equity capitalization ratios were not met. As of the date of this prospectus supplement, no shares of ALLETE's preferred stock are outstanding. See the section of the accompanying prospectus entitled "Description of Common Stock."

The timing and amount of future dividends will depend on earnings, cash requirements, the financial condition of ALLETE and its subsidiaries, applicable government regulations and other factors deemed relevant by the ALLETE board of directors.

 Capitalization

The following table sets forth our consolidated capitalization and certain other information as of December 31, 2013 on an actual basis; and on an as adjusted basis to give effect to the assumed net proceeds of $              from the issuance of an aggregate of 2,500,000 shares of common stock to the forward purchaser in connection with this offering (assuming full physical settlement of the forward sale agreement and no exercise of the underwriters' over-allotment option) based on the initial forward price of $              per share, which is the public offering price of the shares of our common stock less the underwriting discount shown on the cover page of this prospectus supplement.

Unless the federal funds rate increases substantially prior to the settlement of the forward sale agreement, we expect to receive less than the net proceeds calculated based on the initial forward price upon physical settlement of the forward sale agreement. See "Use of Proceeds." This table should be read in conjunction with our consolidated financial statements and related notes for the year ended December 31, 2013, incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2013
	Actual	As adjusted

Millions
Long-Term Debt Due Within One Year	$27.2	$
Long-Term Debt	$1,083.0	$
Equity:
Common Stock Without Par Value, 80.0 Shares Authorized, 41.4 Shares Outstanding	$885.2	$
Unearned ESOP Shares	$(14.3)	$
Accumulated Other Comprehensive Loss	$(17.1)	$
Retained Earnings	$489.1	$
Total Equity	$1,342.9	$

Total Capitalization	$2,453.1	$

Notes:

1)
As of December 31, 2013, we had cash and cash equivalents of $97.3 million.

2)
The above table does not reflect (1) the $100 million principal amount of first mortgage bonds that we agreed to issue on or about March 4, 2014 or (2) the $115 million principal amount of first mortgage bonds that we agreed to issue on or about June 26, 2014, which we agreed to issue on December 10, 2013 in private placement transactions.

U.S. federal income tax consequences for non-U.S. holders

The following describes the material U.S. federal income tax consequences to "non-U.S. holders" (as defined below) of the ownership and disposition of our common stock sold pursuant to this offering. This discussion deals only with common stock purchased in this offering that is held as a "capital asset" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the "Code" (generally, property held for investment), by a non-U.S. holder. For purposes of this discussion, the term "non-U.S. holder" means a beneficial owner of our common stock that is not any of the following:

•
an individual who is a citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•
a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.

This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder's individual circumstances. Specifically, it does not address consequences relevant to U.S. expatriates and certain former citizens or long-term residents of the United States and partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes.

This discussion is based on the U.S. federal income tax laws, regulations, rulings and decisions in effect as of the date hereof, which are subject to change or differing interpretations, possibly on a retroactive basis. No ruling has been or will be sought from the U.S. Internal Revenue Service, or "IRS," with respect to the matters discussed below, and there can be no assurance that the IRS would not take a contrary position regarding the tax consequences of the ownership or disposition of our common stock, or that such contrary position would not be sustained by a court. Moreover, this discussion does not address the U.S. state and local, U.S. federal gift, or non-U.S. tax considerations relating to the ownership and disposition of our common stock.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

This discussion is for information purposes only and is not intended as tax advice. Investors should consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations, as well as any tax consequences of the ownership and disposition of our common stock arising under the U.S. federal estate or gift tax laws, the laws of any state, local or non-U.S. taxing jurisdiction or any applicable income tax treaty.

Distributions

A distribution on our common stock will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined under the Code. Any distribution not treated as a dividend for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a non-U.S. holder's adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below in the section "Sale or Other Taxable Disposition of Our Common Stock."

Subject to the discussions below on backup withholding, dividends paid to a non-U.S. holder of our common stock that are not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or a lower rate specified under an applicable income tax treaty). In order to receive a reduced treaty rate, a non-U.S. holder must provide to the applicable withholding agent an IRS Form W-8BEN (or applicable substitute or successor form) properly certifying eligibility for the reduced rate. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty.

Subject to the discussions below on backup withholding, dividends that are effectively connected with a non-U.S. holder's conduct of a trade or business in the United States and, if an income tax treaty so requires, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States, are taxed on a net-income basis at the regular graduated rates and in the manner applicable to U.S. persons. In that case, the applicable withholding agent will not have to withhold U.S. federal withholding tax if the non-U.S. holder complies with applicable certification and disclosure requirements (which generally are met by providing an IRS Form W-8ECI). In addition, a "branch profits tax" may be imposed at a 30% rate (or a lower rate specified under an applicable income tax treaty) on a foreign corporation's effectively connected earnings and profits for the taxable year, as adjusted for certain items.

Sale or other taxable disposition of our common stock

Subject to the discussions below on backup withholding and foreign accounts, a non-U.S. holder will not be subject to U.S. federal income or withholding tax on any gain recognized upon the sale or other disposition of our common stock unless:

•
the gain is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

•
the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
our common stock constitutes a U.S. real property interest by reason of our status as a U.S. real property holding corporation, or a "USRPHC," for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net-income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or a lower rate specified under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified under an applicable income tax treaty) on any gain derived from the disposition (even though the individual is not considered a resident of the United States), which may be offset by certain U.S.-source capital losses of the non-U.S. holder provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe that we have not been and currently are not a USRPHC, and we do not expect to become one in the future based on anticipated business operations. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our worldwide real property interests and other business assets, there can be no assurance that we are not currently or will not in the future become a USRPHC. Even if we are or become a USRPHC, so long as our common stock is regularly traded on an established securities market, a non-U.S. holder will be subject to U.S. federal income tax on any gain not otherwise taxable only if such non-U.S. holder actually or constructively owned more than 5% of our outstanding common stock at some time during a specified period. Non-U.S. holders should consult their tax advisors about the consequences that could result if we are, or become, a USRPHC.

Non-U.S. holders should also consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information reporting and backup withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know that the beneficial owner is a U.S. person and such beneficial owner certifies its non-U.S. status by providing a valid IRS Form W-8BEN or W-8ECI or other applicable certification. However, information returns will be filed with the IRS in connection with any dividends on our common stock paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the non-U.S. holder certifies under penalty of perjury that it is not a U.S. person (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the non-U.S. holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a credit against a non-U.S. holder's U.S. federal income tax liability, and may entitle such non-U.S. holder to a refund, provided the required information is timely furnished to the IRS.

Additional withholding tax on payments made to foreign accounts

Withholding tax may be imposed under legislation commonly referred to as the Foreign Account Tax Compliance Act, or "FATCA," on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (a) the foreign financial institution undertakes certain diligence and reporting obligations, (b) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (c) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in

(a) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States owned foreign entities" (each as defined in the Code), annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury regulations, withholding under FATCA generally will apply to payments of dividends on our common stock made on or after July 1, 2014, and to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2017.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

Underwriting (conflicts of interest)

In this offering, J.P. Morgan Securities LLC, as agent for an affiliate of the forward purchaser, and whom we refer to as the forward seller, is, at our request, borrowing from third parties and selling to the underwriters 2,500,000 shares of our common stock in connection with the execution of a forward sale agreement between us and an affiliate of J.P. Morgan Securities LLC, which affiliate we refer to as the forward purchaser.

J.P. Morgan Securities LLC and Robert W. Baird & Co. Incorporated are acting as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters and the forward seller. Subject to the terms and conditions of the underwriting agreement, the forward seller has agreed to sell to the underwriters, and each underwriter has severally agreed to purchase from the forward seller, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of shares

J.P. Morgan Securities LLC
Robert W. Baird & Co. Incorporated
RBC Capital Markets, LLC
Wells Fargo Securities, LLC

Total	2,500,000

The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent, including the absence of any material adverse change in our business and the receipt of certain certificates, opinions and letters from us, our counsel and the independent auditors. The underwriters are committed to purchase all the shares of common stock to be offered pursuant to the underwriting agreement if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

Forward sale agreement

We expect to enter into a forward sale agreement on the date of this prospectus supplement with the forward purchaser relating to 2,500,000 shares of our common stock. In connection with the execution of the forward sale agreement, and at our request, the forward seller is borrowing from third parties and selling to the underwriters in this offering 2,500,000 shares of our common stock.

If the forward seller is unable to borrow and deliver for sale on the anticipated closing date any shares of our common stock, or if the forward purchaser determines, in its commercially reasonable judgment, that it is either impracticable to do so or that the forward seller is unable to borrow, at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date, any shares of our common stock, then the forward sale agreement will be terminated in its entirety. If the forward seller is unable to borrow and deliver for sale on the anticipated closing date 2,500,000 shares of our common stock, or if the forward purchaser determines, in its commercially reasonable judgment, that it is either impracticable to do so or that the forward seller is unable to borrow, at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date 2,500,000 shares of our common stock, then the number of shares of our common stock to which the forward sale agreement relates will be reduced to the number that the forward seller can so borrow and deliver. In the event that the number of shares to which the forward sale agreement relates is so reduced, the commitments of the underwriters to purchase shares of our common stock from the forward seller and the forward seller's obligation to borrow such shares for delivery and sale to the underwriters, as described above, will be replaced with the commitments to purchase from us and our corresponding obligation to issue directly to the underwriters all or such portion of the number of shares not borrowed and delivered by the forward seller. In such event, we or the representatives of the underwriters will have the right to postpone the closing date for one business day to effect any necessary changes to the documents or arrangements in connection with such closing.

We will receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, subject to certain adjustments pursuant to the forward sale agreement, from the forward purchaser upon physical settlement of the forward sale agreement. We will only receive such proceeds if we elect to physically settle the forward sale agreement.

The forward sale agreement provides for settlement on a settlement date or dates to be specified at our discretion within approximately 12 months from the date of this prospectus supplement. On a settlement date or dates, if we decide to physically settle the forward sale agreement, we will issue shares of our common stock to the forward purchaser at the then-applicable forward sale price. The forward sale price will initially be $         per share, which is the public offering price of our shares of common stock less the underwriting discount shown on the cover page of this prospectus supplement. The forward sale agreement provides that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the federal funds rate less a spread, and will be subject to decrease on each of certain dates specified in the forward sale agreement. The forward sale price will also be subject to decrease if the cost to the forward seller of borrowing our common stock exceeds a specified amount. If the federal funds rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. As of the date of this prospectus supplement, the federal funds rate was less than the spread.

Before any issuance of our common stock upon physical or net share settlement of the forward sale agreement, the forward sale agreement will be reflected in our diluted earnings per share calculations using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares that would be issued upon physical settlement of the forward sale agreement over the number of shares that could be purchased by us in the market (based on the average market price during the period) using the proceeds due upon settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, prior to physical or net share settlement of the forward sale agreement and subject to the occurrence of certain events, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of our common stock is above the per share adjusted forward sale price. However, if we decide to physically settle or net share settle the forward sale agreement, any delivery by us of our common stock upon any physical settlement of the forward sale agreement will result in dilution to our earnings per share and return on equity.

The forward purchaser will have the right to accelerate the forward sale agreement and require us to physically settle the forward sale agreement on a date specified by the forward purchaser if:

•
in its commercially reasonable judgment, it or its affiliate is unable to hedge its exposure under the forward sale agreement because (i) of the lack of sufficient shares of our common stock being made available for borrowing by lenders or (ii) it is otherwise commercially impracticable to borrow shares from lenders at a rate less than a specified amount;

•
we declare any dividend or distribution on shares of our common stock payable in (i) cash in excess of a specified amount (other than extraordinary dividends), (ii) securities of another company, or (iii) any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price, as reasonably determined by the forward purchaser;

•
certain ownership thresholds applicable to the forward purchaser are exceeded;

•
an event is announced that, if consummated, would result in an extraordinary event (as defined in the forward sale agreement) including, among other things, certain mergers and tender offers, as well as certain events involving our nationalization or delisting of our common stock (each as more fully described in the forward sale agreement); or

•
certain other events of default or termination events occur, including, among other things, any material misrepresentation made in connection with our entry into the forward sale agreement (as more fully described in the forward sale agreement).

The forward purchaser's decision to exercise its right to accelerate and, therefore, require us to settle the forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver common stock under the terms of the physical settlement provisions of the forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, the forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares and we would not receive any proceeds pursuant to the forward sale agreement.

The forward sale agreement will be physically settled, unless we elect cash or net share settlement under the forward sale agreement (which we have the right to do, subject to certain conditions and other than in the limited circumstances described above). Although we expect to settle entirely by the delivery of shares of our common stock, we may elect cash settlement or net share settlement for all or a portion of our obligations if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle if we have no current use for all or a portion of the net proceeds due upon physical settlement of the forward sale agreement. If we elect to cash or net share settle the forward sale agreement, we would expect the forward purchaser or one of its affiliates to purchase shares of our common stock in secondary market transactions over a period of time for delivery to stock lenders in order to unwind its hedge and, if applicable in connection with net share settlement, to deliver shares to us. If the market value of our common stock at the time of such purchase is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward purchaser under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the market value of our common stock at the time of such purchase is below the forward sale price at that time, the forward purchaser will pay or deliver, as the case may be, to us under the forward sale agreement, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. The purchase of our common stock by the forward purchaser or its affiliate could cause the price of our common stock to increase over time, thereby increasing the amount of cash we would owe to the forward purchaser or decreasing the amount of cash that the forward purchaser would owe to us, as the case may be, in the event of cash settlement, or increasing the number of shares of our common stock we would owe to the forward purchaser or decreasing the number of shares of our common stock that the forward purchaser would owe to us, as the case may be, in the event of net share settlement.

Underwriting discounts and commissions

The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $         per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $         per share from the public offering price. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters.

Over-allotment option

We have granted the underwriters an option to purchase from us directly up to an additional 375,000 shares of common stock to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The shares purchased under this over-allotment option will be purchased at the public offering price, less the underwriting discount and commissions. The underwriters may exercise this option at any time, in whole or in part, for a period of 30 days from the date of this prospectus supplement. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

If the underwriters exercise their over-allotment option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares of our common stock in approximately the same proportion as shown in the table above. We may elect, in our sole discretion if such option is exercised, that such additional shares of common stock be borrowed from third parties and sold by the forward seller to the underwriters (in which case we will enter into an additional forward sale agreement with the forward purchaser in respect of the number of shares that are subject to the exercise of the underwriters' over-allotment option). In such event, if the forward seller is unable to borrow and deliver for sale any shares of our common stock, or if the forward purchaser determines, in its commercially reasonable judgment, that it is either impracticable to do so or that the forward seller is unable to borrow, at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date, any shares of our common stock, then such additional forward sale agreement will be terminated in its entirety. If the forward seller is unable to borrow and deliver for sale on the anticipated closing date for the exercise of such option the number of shares of our common stock with respect to which such option has been exercised, or if the forward purchaser determines, in its commercially reasonable judgment, that it is either impracticable to do so or that the forward seller is unable to borrow, at a stock loan rate not greater than a specified amount, and deliver for sale on the anticipated closing date for the exercise of such option the number of shares of our common stock with respect to which such option has been exercised, then the number of shares of our common stock to which the additional forward sale agreement relates will be reduced to the number that the forward seller can so borrow and deliver. In the event that the number of shares to which the additional forward sale agreement relates is so reduced, the commitments of the underwriters to purchase shares of our common stock from the forward seller and the forward seller's obligation to borrow such shares for delivery and sale to the underwriters, as described above, will be replaced with the commitments to purchase from us and our corresponding obligation to issue directly to the underwriters all or such portion of the number of shares not borrowed and delivered by the forward seller. In such event, we or the representatives of the underwriters will have the right to postpone the closing date for the exercise of such option for one business day to effect any necessary changes to the documents or arrangements in connection with such closing.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

	Without over- allotment exercise	With full over- allotment exercise

Per Share	$	$
Total	$	$

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $450,000.

No sales of similar securities

We have agreed with the underwriters that we will not, without the prior written consent of J.P. Morgan Securities LLC, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of any shares of common stock or any such other securities, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, in each case for a period of 90 days after the date of this prospectus supplement, subject to certain exceptions including in connection with (1) this offering and sale of common stock to the underwriters; (2) any shares of our common stock issued and delivered pursuant to the forward sale agreement or any additional forward sale agreement; (3) the offer and/or sale of up to $20 million of shares of our common stock pursuant to our amended and restated distribution agreement, as amended, provided, that we will not make any such sales prior to the later of (x) 45 days after the date of the underwriting agreement, or (y) 30 days after the latest date the representatives provide notice to us of their election to exercise the over-allotment option in whole or in part, if the representatives elect to exercise such option; (4) any shares of common stock issued or options to purchase shares of common stock granted pursuant to our employee or director benefit, compensation, incentive or stock purchase plans existing on the date of this prospectus supplement; (5) any shares of common stock we issue pursuant to our dividend reinvestment and direct stock purchase plan existing on or approved on or prior to the date of this prospectus supplement; and (6) any shares of common stock issued upon the exercise of stock options outstanding on the date of this prospectus supplement. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the

16-day period beginning on the last day of the 90-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons, with limited exceptions, for a period of 90 days after the date of this prospectus supplement, may not, without the prior written consent of J.P. Morgan Securities LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such directors and executive officers in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock, in each case other than (A) transfers of shares of common stock as a bona fide gift or gifts, (B) transfers to any trust for the direct or indirect benefit of the director or executive officer or their immediate family (for purposes of this prospectus supplement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin), (C) distributions of shares of common stock to any beneficiary of the director or executive officer pursuant to a will, other testamentary document or applicable laws of descent, (D) the transfer of any shares of common stock upon the exercise of options to purchase common stock or the vesting, delivery or settlement of restricted shares, restricted stock units or other awards to provide for any withholding taxes on the exercise, vesting, delivery or settlement thereof or to pay the exercise price thereof of options, restricted shares, restricted stock units or other awards acquired by the director or officer pursuant to our employee or director benefit, compensation, incentive or stock purchase plans existing on the date of this prospectus supplement, and (E) the cancellation of restricted stock units; provided that (i) in the case of any transfer or distribution pursuant to clauses (A) through (C), any such transfer shall not involve a disposition for value; (ii) in the case of any transfer or distribution pursuant to clauses (A) through (C), each donee, transferee or distributee shall execute and deliver to J.P. Morgan Securities LLC a lock-up letter in the form of this paragraph; and (iii) in the case of any transfer or distribution pursuant to clauses (A) through (E), no filing by any party (donor, donee, transferor or transferee) under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day period referred to above or, for transfers made pursuant to clause (D) above, a filing on a Form 4 made when required). Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (2) prior to the expiration of the 90-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the New York Stock Exchange under the symbol "ALE."

Price stabilization and short positions

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' over-allotment option referred to above, or may be "naked" shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the New York Stock Exchange, in the over-the-counter market or otherwise.

Sales outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

United Kingdom

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons"). The shares of common stock are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such shares of common stock will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the EU Prospectus Directive (each, a "Relevant Member State"), from and including the date on which the EU Prospectus Directive was implemented in that Relevant Member State (the "Relevant Implementation Date") an offer of the shares of common stock described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, an offer of the shares of common stock described in this prospectus may be made to the public in that Relevant Member State at any time:

a)     to any legal entity which is a qualified investor as defined under the EU Prospectus Directive;

b)     to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive); or

c)     in any other circumstances falling within Article 3(2) of the EU Prospectus Directive, provided that no such offer of the shares of common stock described in this prospectus shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the EU Prospectus Directive.

For the purposes of this provision, the expression an "offer of the shares of common stock to the public" in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for the shares of common stock, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State. The expression "EU Prospectus Directive" means Directive 2003/71/EC (and any amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in each Relevant Member State, and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Hong Kong

The shares of common stock may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or

(iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares of common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Conflicts of interest

Affiliates of certain of the underwriters act as lenders and/or agents under our credit agreements. In addition, certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

All of the proceeds of this offering (excluding proceeds paid to us with respect to any shares of common stock that we sell to the underwriters in lieu of the forward seller selling our common stock to the underwriters, and excluding any proceeds to us if the underwriters exercise their over-allotment option and we elect to issue and sell the additional shares to cover such over-allotments directly) will be paid to the forward purchaser. As a result, an affiliate of J.P. Morgan Securities LLC will receive more than 5% of the net proceeds of this offering, not including underwriting compensation. Accordingly, this offering is being made in compliance with the requirements of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Pursuant to that rule, the appointment of a "qualified independent underwriter" is not necessary in connection with this offering because our shares of common stock have a "bona fide public market" (as such terms are defined in FINRA Rule 5121).

Legal matters

Various legal matters relating to the offering will be passed upon for us by Deborah A. Amberg, Esq., our Senior Vice President, General Counsel and Secretary, and Morgan, Lewis & Bockius LLP, New York, New York. Davis Polk & Wardwell LLP, New York, New York is counsel for the underwriters in connection with this offering.

Experts

The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

ALLETE, Inc.

Common Stock
and
First Mortgage Bonds

        ALLETE, Inc. may offer any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized from time to time. This prospectus may also be used by a selling securityholder of the securities described herein.

        ALLETE will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and any supplements carefully before you invest.

        ALLETE's common stock is listed on the New York Stock Exchange and trades under the symbol "ALE."

        ALLETE's principal executive offices are located at 30 West Superior Street, Duluth, Minnesota 55802-2093, telephone number (218) 279-5000.

        See the discussion of risk factors, if any, contained in ALLETE's annual, quarterly and current reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus, to read about certain factors you should consider before purchasing any of the securities being offered.

        ALLETE may offer the securities to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in supplements to this prospectus. The supplements to this prospectus will describe the terms of any particular plan of distribution, including any underwriting arrangements. The "Plan of Distribution" section beginning on page 12 of this prospectus also provides more information on this topic.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 2, 2013.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that ALLETE, Inc. filed under the Securities Act of 1933 with the Securities and Exchange Commission, or SEC, using a "shelf" registration process. ALLETE, Inc. is referred to in this prospectus as "ALLETE." Under this shelf registration process, ALLETE may issue and sell any combination of the securities described in this prospectus in one or more offerings from time to time in amounts authorized by the board of directors of ALLETE.

        This prospectus provides you with a general description of the securities ALLETE may offer. Each time ALLETE sells securities, ALLETE will provide a prospectus supplement that will contain specific information about the terms of that offering. Material United States federal income tax considerations applicable to the offered securities will be discussed in the applicable prospectus supplement, if necessary. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation by Reference."

        For more detailed information about the securities, you can read the exhibits to the registration statement. Those exhibits have been either filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.

WHERE YOU CAN FIND MORE INFORMATION

        ALLETE files annual, quarterly and other reports and other information with the SEC. You can read and copy any information filed by ALLETE with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330.

        In addition, the SEC maintains a website (www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including ALLETE. ALLETE also maintains a website (www.allete.com). Information contained on ALLETE's website does not constitute part of this prospectus.

INCORPORATION BY REFERENCE

        The SEC allows ALLETE to "incorporate by reference" the information that ALLETE files with the SEC, which means that ALLETE may, in this prospectus, disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information that ALLETE files in the future with the SEC will automatically update and supersede this information. ALLETE is incorporating by reference the documents listed below and any future filings ALLETE makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus (other than any documents, or portions of documents, not deemed to be filed) until ALLETE sells all of the securities covered by this registration statement:

  •
  ALLETE's Annual Report on Form 10-K for the year ended December 31, 2012;

  •
  ALLETE's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013 and June 30, 2013; and

  •
  ALLETE's Current Reports on Form 8-K filed with the SEC on January 25, 2013, March 1, 2013, April 2, 2013, May 16, 2013, and August 1, 2013 (other than any documents or portions of documents not deemed to be filed).

        You may request a copy of these documents, at no cost to you, by writing or calling:

Shareholder Services
ALLETE, Inc.
30 West Superior Street
Duluth, Minnesota 55802-2093
Telephone: (218) 355-5974 or (800) 535-3056
Facsimile: (218) 355-3802
e-mail: shareholder@allete.com

        Upon request, ALLETE will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus.

FORWARD-LOOKING STATEMENTS

        Statements in this prospectus that are not statements of historical facts are considered "forward-looking" and, accordingly, involve risks and uncertainties that could cause actual results to differ materially from those discussed. Although such forward-looking statements have been made in good faith and are based on reasonable assumptions, there can be no assurance that the expected results will be achieved. Any statements that express, or involve discussions as to, future expectations, risks, beliefs, plans, objectives, assumptions, events, uncertainties, financial performance, or growth strategies (often, but not always, through the use of words or phrases such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "projects," "likely," "will continue," "could," "may," "potential," "target," "outlook" or words of similar meaning) are not statements of historical facts and may be forward-looking.

        In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, ALLETE is providing this cautionary statement to identify important factors that could cause ALLETE's actual results to differ materially from those indicated in forward-looking statements made by or on behalf of ALLETE in this prospectus or any supplement to this prospectus, in presentations, on ALLETE's website, in response to questions or otherwise. These statements are qualified in their entirety by reference to, and are accompanied by, the following important factors, in addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, that could cause ALLETE's actual results to differ materially from those indicated in the forward-looking statements:

  •
  ALLETE's ability to successfully implement its strategic objectives;

  •
  regulatory or legislative actions, including those of the United States Congress, state legislatures, the Federal Energy Regulatory Commission, the Minnesota Public Utilities Commission, the Public Service Commission of Wisconsin, the North Dakota Public Service Commission, the Environmental Protection Agency and various state, local and county regulators, and city administrators, that impact ALLETE's allowed rates of return, capital structure, ability to secure financing, industry and rate structure, acquisition and disposal of assets and facilities, operation and construction of plant facilities, recovery of purchased power, capital investments and other expenses, including present or prospective wholesale and retail competition and environmental matters;

  •
  ALLETE's ability to manage expansion and integrate acquisitions;

  •
  ALLETE's current and potential industrial and municipal customers' ability to execute announced expansion plans;

  •
  the impacts on ALLETE's Regulated Operations of climate change and future regulation to restrict the emissions of greenhouse gases;

  •
  effects of restructuring initiatives in the electric industry;

  •
  economic and geographic factors, including political and economic risks;

  •
  changes in and compliance with laws and regulations;

  •
  weather conditions, natural disasters and pandemic diseases;

  •
  war, acts of terrorism and cyber attacks;

  •
  wholesale power market conditions;

  •
  population growth rates and demographic patterns;

  •
  effects of competition, including competition for retail and wholesale customers;

  •
  zoning and permitting of land held for resale, real estate development or changes in the real estate market;

  •
  pricing, availability and transportation of fuel and other commodities and the ability to recover the costs of such commodities;

  •
  changes in tax rates or policies or in rates of inflation;

  •
  project delays or changes in project costs;

  •
  availability and management of construction materials and skilled construction labor for capital projects;

  •
  changes in operating expenses and capital expenditures;

  •
  global and domestic economic conditions affecting ALLETE or its customers;

  •
  ALLETE's ability to access capital markets and bank financing;

  •
  changes in interest rates and the performance of the financial markets;

  •
  ALLETE's ability to replace a mature workforce and retain qualified, skilled and experienced personnel; and

  •
  the outcome of legal and administrative proceedings (whether civil or criminal) and settlements.

        Additional disclosures regarding factors that could cause ALLETE's results or performance to differ from those anticipated by this prospectus and any prospectus supplement are set forth in the discussion of risk factors, if any, contained in ALLETE's annual, quarterly and current reports filed with the SEC under the Securities Exchange Act of 1934, which are incorporated by reference into this prospectus and in any prospectus supplement. Any forward-looking statement speaks only as of the date on which such statement is made, and ALLETE undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which that statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of these factors, nor can ALLETE assess the impact of each of these factors on ALLETE's businesses or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. Readers are urged to carefully review and consider the various disclosures in ALLETE's reports and other information incorporated by reference herein and made by ALLETE in this prospectus or any prospectus supplement that attempt to identify the risks and uncertainties that may affect ALLETE's business.

 ALLETE, INC.

        ALLETE is comprised of two business segments:

  •
  Regulated Operations includes ALLETE's regulated utilities, Minnesota Power and Superior Water, Light and Power Company ("SWL&P"), as well as its investment in American Transmission Company LLC, a Wisconsin-based regulated utility that owns and maintains electric transmission assets in parts of Wisconsin, Michigan, Minnesota and Illinois. Minnesota Power provides regulated utility electric service in northeastern Minnesota to approximately 143,000 retail customers. Minnesota Power's non-affiliated municipal customers consist of 16 municipalities in Minnesota and 1 private utility in Wisconsin. SWL&P is also a private utility in Wisconsin and a customer of Minnesota Power. SWL&P provides regulated electric, natural gas and water service in northwestern Wisconsin to approximately 15,000 electric customers, 12,000 natural gas customers and 10,000 water customers. ALLETE's regulated utility operations include retail and wholesale activities under the jurisdiction of state and federal regulatory authorities.

  •
  Investments and Other is comprised primarily of BNI Coal, Ltd., ALLETE's coal mining operations in North Dakota, ALLETE Properties, LLC, ALLETE's Florida real estate investment, and ALLETE Clean Energy, Inc., ALLETE's business aimed at developing or acquiring capital projects that create energy solutions via wind, solar, biomass, midstream gas and oil infrastructure, among other energy-related projects. This segment also includes other business development and corporate expenditures, a small amount of non-rate base generation, approximately 6,000 acres of land in Minnesota, and earnings on cash and investments.

USE OF PROCEEDS

        Unless otherwise stated in a prospectus supplement, ALLETE will add the net proceeds from the sale of the securities to its general funds. ALLETE uses its general funds for corporate purposes, including, without limitation, capital investments in its existing business, acquisitions made by or on behalf of it or its subsidiaries, to repay short-term borrowings or to repay, redeem or repurchase outstanding debt. ALLETE may temporarily invest any proceeds that it does not immediately need.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

        ALLETE's consolidated ratio of earnings to fixed charges for each of its last five fiscal years is as follows:

Years Ended December 31,
2012	2011	2010	2009	2008
3.56	3.63	3.67	3.29	5.05

        ALLETE's consolidated ratio of earnings to fixed charges for the six months ended June 30, 2013, was 3.01.

 DESCRIPTION OF COMMON STOCK

        General.    The following statements describing ALLETE's common stock are not intended to be a complete description. For additional information, please see ALLETE's Articles of Incorporation and Bylaws. Each of these documents has been previously filed with the SEC and they are exhibits to the registration statement filed with the SEC of which this prospectus is a part. Reference is also made to the laws of the State of Minnesota.

        ALLETE has the following capital stock authorized by its Articles of Incorporation: 80,000,000 shares of common stock, without par value, and 3,616,000 shares of preferred stock. As of July 31, 2013, 40,153,653 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding.

        Dividend Rights.    ALLETE's common stock is entitled to dividends only after ALLETE has provided for dividends and any sinking fund requirements on any issued and outstanding preferred stock. ALLETE's Articles of Incorporation contain provisions which would restrict net income available for the payment of cash dividends on outstanding common stock in the event that shares of ALLETE's preferred stock were outstanding and certain common stock equity capitalization ratios were not met.

        Voting Rights (Non-Cumulative Voting).    Holders of ALLETE's common stock are entitled to receive notice of and to vote at any meeting of shareholders. Each share of ALLETE's common stock, as well as each share of any of ALLETE's issued and outstanding preferred stock, is entitled to one vote. Holders of ALLETE's common stock do not have cumulative voting rights. Each director shall be elected by the vote of a majority of the votes cast with respect to the director at a meeting of shareholders called for such purpose at which a quorum is present. At any such meeting for which the number of nominees (other than nominees withdrawn on or before the sixtieth (60th) day before the first anniversary of the preceding year's annual shareholder meeting) exceeds the number of directors to be elected, directors shall be elected by a plurality of the votes present and entitled to vote on the election of directors. In addition, whenever dividends on any of ALLETE's preferred stock are in default in the amount of four full quarterly payments or more, and until all the dividends in default are paid, the holders of ALLETE's preferred stock are entitled, as one class, to elect a majority of the directors. ALLETE's common stock, as one class, would then elect the minority.

        The Articles of Incorporation include detailed procedures and other provisions relating to these rights and their termination, including:

  •
  quorums;

  •
  terms of directors elected;

  •
  vacancies;

  •
  class voting;

  •
  meetings; and

  •
  adjournments.

        The Articles of Incorporation contain provisions that make it difficult to obtain control of ALLETE through transactions not having the approval of the board of directors of ALLETE. These provisions include:

  •
  a provision requiring the affirmative vote of 75 percent of the outstanding shares of all classes of ALLETE's capital stock, present and entitled to vote, in order to authorize certain mergers or consolidations, or sales or leases of a significant amount of assets, of ALLETE, and other significant transactions that may have an effect on the control of ALLETE. Any of those transactions are required to meet certain "fair price" and procedural requirements. Neither a

    75 percent shareholder vote nor a "fair price" is required for any of those transactions that have been approved by a majority of the "Disinterested Directors," as that term is defined in the Articles of Incorporation;

  •
  a provision permitting a majority of the Disinterested Directors to determine whether the above requirements have been satisfied; and

  •
  a provision providing that some parts of the Articles of Incorporation cannot be altered unless approved by 75 percent of the outstanding shares of all classes of ALLETE's capital stock, present and entitled to vote, unless the alteration is recommended to the shareholders by a majority of the Disinterested Directors. The parts of the Articles of Incorporation that cannot be altered except as stated above include some parts relating to:

  •
  mergers or consolidations, or sales or leases of a significant amount of assets, of ALLETE, and other significant transactions that may have an effect on the control of ALLETE; and

  •
  the number, election, terms of office and removal of directors of ALLETE and the way in which vacancies on the board of directors are filled.

        Liquidation Rights.    After ALLETE has satisfied creditors and the preferential liquidation rights of any of its outstanding preferred stock, the holders of its common stock are entitled to share ratably in the distribution of all remaining assets.

        Miscellaneous.    Holders of ALLETE's common stock have no preemptive or conversion rights. ALLETE's common stock is listed on the New York Stock Exchange. The transfer agents and registrars for ALLETE's common stock are Wells Fargo Bank, N.A. and ALLETE.

DESCRIPTION OF FIRST MORTGAGE BONDS

        General.    The following description sets forth certain general terms and provisions of ALLETE's first mortgage bonds that ALLETE may offer by this prospectus. ALLETE will describe the particular terms of the first mortgage bonds, and provisions that vary from those described below, in one or more prospectus supplements.

        ALLETE may issue the first mortgage bonds from time to time in one or more series. ALLETE will issue the first mortgage bonds under its Mortgage and Deed of Trust, dated as of September 1, 1945, with Irving Trust Company (now The Bank of New York Mellon), as corporate mortgage trustee, and Richard H. West (Philip L. Watson, successor), as individual mortgage trustee (together, the "mortgage trustees"), which has been amended and supplemented in the past, may be supplemented prior to the issuance of these first mortgage bonds and which will be supplemented again by one or more supplemental indentures relating to these first mortgage bonds. The Mortgage and Deed of Trust, as so amended and supplemented, is referred to in this prospectus as the "mortgage."

        This section briefly summarizes some of the terms of the first mortgage bonds and some of the provisions of the mortgage and uses some terms that are not defined in this prospectus but that are defined in the mortgage. This summary is not complete. You should read this summary together with the mortgage and the supplemental indenture establishing the first mortgage bonds for a complete understanding of all the provisions. References to certain sections of the mortgage and particular supplemental indentures are included in parentheses. The mortgage and the form of supplemental indenture have been previously filed with the SEC, and are exhibits to the registration statement filed with the SEC of which this prospectus is a part. In addition, the mortgage is qualified as an indenture under the Trust Indenture Act of 1939 and is therefore subject to the provisions of the Trust Indenture Act of 1939. You should read the Trust Indenture Act of 1939 for a complete understanding of its provisions. All first mortgage bonds issued or to be issued under the mortgage, including the first mortgage bonds offered by this prospectus, are referred to herein as "first mortgage bonds."

        All first mortgage bonds of one series need not be issued at the same time, and a series may be re-opened for issuances of additional first mortgage bonds of such particular series. This means that ALLETE may from time to time, without notice to, or the consent of the existing holders of previously-issued first mortgage bonds of a particular series, create and issue additional first mortgage bonds of such series. Such additional first mortgage bonds will have the same terms as the first mortgage bonds of such series in all respects (except for the payment of interest accruing prior to the issue date of the additional first mortgage bonds or except for the first payments of interest following the issue date of the additional first mortgage bonds) so that the additional first mortgage bonds may be consolidated and form a single series with the first mortgage bonds of such series.

        Reference is made to a prospectus supplement relating to each series of first mortgage bonds offered by this prospectus for the following specific terms of that series, among others:

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  the designation of the series of first mortgage bonds and aggregate principal amount of the first mortgage bonds,

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  the offering price of the series,

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  the place where the principal of and interest on the series will initially be payable, if other than at The Bank of New York Mellon in New York, New York,

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  the date or dates on which the series will mature,

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  the rate or rates at which the series will bear interest, or method for determining the interest rate(s),

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  the dates on which such interest will be payable,

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  the currency or currencies in which payment of the principal of and interest on the series may be made, if other than United States dollars,

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  whether all or a portion of the series will be in global form,

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  the redemption terms, and

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  any other terms or provisions relating to the series that are not inconsistent with the provisions of the mortgage.

        The first mortgage bonds may be sold at a discount below their principal amount. Some of the important United States federal income tax considerations applicable to first mortgage bonds sold at a discount below their principal amount may be described in the applicable prospectus supplement. In addition, some of the important United States federal income tax or other considerations applicable to any first mortgage bonds which are denominated or payable in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

        Except as may otherwise be described in a prospectus supplement, the covenants contained in the mortgage will not afford holders of the first mortgage bonds protection in the event of a highly-leveraged or similar transaction involving ALLETE or in the event of a change in control.

        Reserved Amendment Rights.    ALLETE has reserved the right to amend the mortgage without the consent or other action of the holders of any of the first mortgage bonds created after January 31, 2010, to make the changes described below in this "Description of First Mortgage Bonds." Holders of first mortgage bonds issued after January 31, 2010, including first mortgage bonds that ALLETE may offer by this prospectus, are deemed to have consented to these amendments. This section briefly summarizes the reserved amendment rights. This summary is not complete. You should read this summary together with the thirty-first supplemental indenture, dated as of February 1, 2010, which has been previously filed with the SEC and is an exhibit to the registration statement filed with the SEC of which this prospectus is a part, together with the mortgage for a complete understanding of the reserved amendment rights.

        Form and Exchanges.    The first mortgage bonds offered by this prospectus will be issued in fully registered form without coupons, unless otherwise stated in a prospectus supplement. Unless otherwise stated in a prospectus supplement, the first mortgage bonds will be issued in denominations of $1,000 and multiples thereof. The first mortgage bonds will be transferable and exchangeable without charge (except for stamp taxes, if any, or other governmental charges). ALLETE has initially designated The Bank of New York Mellon, in New York, New York, as the place where such transfers or exchanges may be made.

        A holder of first mortgage bonds may exchange those first mortgage bonds, for an equal aggregate principal amount of first mortgage bonds of the same series, having the same issue date and with identical terms and provisions, or may transfer those first mortgage bonds, in each case without cost to the holder, other than for applicable stamp taxes or other governmental charges, unless otherwise stated in the applicable prospectus supplement. ALLETE may issue all or some of the first mortgage bonds in "book-entry" form, which means that they will be represented by global notes, instead of certificates. The depository, or its custodian, will hold those global notes. Transfers of beneficial interests in those global notes will be accomplished by entries in the books of participants acting on behalf of beneficial owners. Any additional requirements as to the form and method of exchange of first mortgage bonds will be described in the applicable prospectus supplement.

        Redemption and Purchase of First Mortgage Bonds.    The first mortgage bonds may be redeemable upon 30 days' notice if the terms of the first mortgage bonds so provide. Reference is made to the applicable prospectus supplement for the prices and other terms and conditions, if any, for redemption of the first mortgage bonds offered by this prospectus. If the first mortgage bonds are redeemable, ALLETE may use certain deposited cash and/or proceeds of released property to effect the redemption.

        If at the time a notice of redemption is given the redemption moneys are not on deposit with the corporate mortgage trustee, the redemption may be made subject to their receipt before the date fixed for redemption.

        Cash deposited under any provisions of the mortgage (with certain exceptions) may generally be applied to the purchase of first mortgage bonds of any series. (See Mortgage, Article X.)

        Subject to applicable law, including United States federal securities law, ALLETE may purchase outstanding first mortgage bonds by tender, in the open market or by private agreement.

        Sinking or Improvement Fund.    Reference is made to the applicable prospectus supplement concerning whether or not the first mortgage bonds offered by this prospectus are entitled to the benefit of a sinking or improvement fund or other provision for amortization prior to maturity. None of the currently outstanding first mortgage bonds has sinking fund or improvement fund provisions.

        Replacement Fund.    The first mortgage bonds offered by this prospectus are not entitled to the benefit of any replacement fund.

        Special Provisions for Retirement of First Mortgage Bonds.    If, during any 12 month period, mortgaged property is disposed of by order of or to any governmental authority resulting in the receipt by ALLETE of $5 million or more as proceeds, ALLETE (subject to certain conditions) must apply such proceeds, less certain deductions, to the retirement of first mortgage bonds. If this occurs, ALLETE may redeem first mortgage bonds of any series that are redeemable for such reason at the redemption prices applicable to those first mortgage bonds. (See Mortgage, Section 64.) Reference is made to the applicable prospectus supplement for information concerning whether the first mortgage bonds offered by this prospectus are redeemable for this purpose and, if so, at what redemption prices.

        Security.    The first mortgage bonds offered by this prospectus and any other first mortgage bonds now or hereafter issued under the mortgage will be secured by the mortgage, which constitutes a first lien on all of the electric generating plants, electric transmission and distribution equipment and fixtures of ALLETE and substantially all other properties owned by ALLETE, other than property expressly excepted. The lien of the mortgage is or may be subject to the following "excepted encumbrances":

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  liens for taxes, assessments or governmental charges which are not delinquent or the validity of which is being contested at the time by ALLETE in good faith; and liens for workmen's compensation awards and similar obligations which are not delinquent and undetermined liens or charges incidental to construction;

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  liens securing indebtedness, neither assumed nor guaranteed by ALLETE nor on which it customarily pays interest, existing on real property or rights in or relating to real property acquired by ALLETE for substation, transmission line, transportation line, distribution line or right of way purposes;

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  rights of any municipality or public authority to terminate any right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of ALLETE or to control or regulate any property of ALLETE, or to use such property in a manner which does not materially impair the use of such property for the purposes for which it is held by ALLETE;

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  rights of others to take or receive any part of the power, gas, oil or other minerals or timber generated, developed, produced, manufactured, pumped or stored by, or grown on, or acquired with, any property of ALLETE;

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  easements, restrictions, exceptions or reservations in any property and/or rights of way of ALLETE for the purpose of roads, pipe lines, transmission lines, distribution lines, removal of coal or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights of way, facilities and/or equipment, and defects, irregularities and deficiencies in titles of any property and/or rights of way, which do not materially impair the use of such property and/or rights of way for the purposes for which such property and/or rights of way are held by ALLETE; or

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  any obligations or duties, affecting the property of ALLETE, to any municipality or public authority with respect to any franchise, grant, license or permit.

        In addition, the lien of the mortgage is or may be subject to the following:

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  defects which ALLETE has the right to cure and which do not impair the use of such properties by ALLETE;

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  possible defects in title to reservoir lands, easements or rights of way, any property not costing in excess of $25,000, or lands or rights held for flowage, flooding or seepage purposes, or riparian rights;

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  vendors' liens, purchase money mortgages and liens on property that already exist at the time ALLETE acquires that property;

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  liens for labor, materials, supplies or other objects given priority by law; and

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  liens for taxes, assessments or other governmental charges given priority by law.

        ALLETE has reserved the right to amend the mortgage to restate the definition of "excepted encumbrances" to mean substantially the following:

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  tax liens, assessments and other governmental charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days' notice has not been given to ALLETE's general counsel or to such other person designated by ALLETE to receive such notices;

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  mechanics', workmen's, repairmen's, materialmen's, warehousemen's and carriers' liens, other liens incident to construction, liens or privileges of any of ALLETE's employees for salary or wages earned, but not yet payable, and other liens, including without limitation liens for worker's compensation awards, arising in the ordinary course of business for charges or requirements which are not delinquent or which are being contested in good faith and by appropriate proceedings or of which at least ten business days' notice has not been given to ALLETE's general counsel or to such other person designated by ALLETE to receive such notices;

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  specified judgment liens;

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  easements, leases, reservations or other rights of others (including governmental entities) in, and defects of title in, ALLETE's property;

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  liens securing indebtedness or other obligations relating to real property ALLETE acquired for specified transmission, distribution or communication purposes or for the purpose of obtaining rights-of-way;

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  specified leases and leasehold, license, franchise and permit interests;

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  liens resulting from law, rules, regulations, orders or rights of governmental authorities and specified liens required by law or governmental regulations;

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  liens to secure public obligations, rights of others to take minerals, timber, electric energy or capacity, gas, water, steam or other products produced by ALLETE or by others on ALLETE's property;

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  rights and interests of persons other than ALLETE arising out of agreements relating to the common ownership or joint use of property, and liens on the interests of those persons in such property;

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  restrictions on assignment and/or requirements of any assignee to qualify as a permitted assignee and/or public utility or public services corporation;

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  liens which have been bonded for the full amount in dispute or for the payment of which other adequate security arrangements have been made;

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  certain easements, ground leases and rights-of-way for the purpose of roads, pipelines, transmission lines, distribution lines, communication lines, railways, removal or transportation of coal, lignite, gas, oil or other minerals or timber, and other like purposes, or for the joint or common use of real property, rights-of-way, facilities and/or equipment, so long as such grant shall not materially impair the use of the property or rights-of-way for the purposes for which such property or rights-of-way are held by ALLETE; and

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  certain prepaid liens. (See Thirty-first Supplemental Indenture, Article IV.)

        The mortgage does not create a lien on the following "excepted property":

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  cash and securities;

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  merchandise, equipment, materials or supplies held for sale or other disposition;

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  fuel, oil and similar materials consumable in the operation of the properties of ALLETE;

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  aircraft, automobiles and other vehicles, and materials and supplies for repairing and replacing the same;

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  timber, minerals, mineral rights and royalties;

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  receivables, contracts, leases and operating agreements; and

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  materials or products, including electric energy, that ALLETE generates, produces or purchases for sale or use by ALLETE.

        No stock, properties or other assets of ALLETE's subsidiaries are subject to the mortgage.

        The mortgage contains provisions that impose the lien of the mortgage on property acquired by ALLETE after the date of the mortgage, other than "excepted property." However, if ALLETE consolidates or merges with, or conveys or transfers all or substantially all of ALLETE's mortgaged property to another corporation, the lien created by the mortgage will generally not cover the property of the successor company, other than the property it acquires from ALLETE and improvements, replacements and additions to that property. (See Mortgage, Section 87.)

        The mortgage provides that the mortgage trustees shall have a lien upon the mortgaged property for the payment of their reasonable compensation, expenses and disbursements and for indemnity against certain liabilities. This lien takes priority over the lien securing the first mortgage bonds. (See Mortgage, Section 96.)

        ALLETE has reserved the right to amend the mortgage to restate the description of the "excepted property," or property of ALLETE not covered by the lien of the mortgage, to exclude from the lien of the mortgage substantially the following types of property:

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  all cash, deposit accounts, securities and all policies of insurance on the lives of ALLETE's officers not paid or delivered to or deposited with or held by the corporate mortgage trustee or required so to be;

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  all contracts, leases, operating agreements and other agreements of all kinds (other than ALLETE's franchises, permits and licenses that are transferable and necessary for the operation of the mortgaged property), contract rights, bills, notes and other instruments, revenues, income and earnings, all accounts, accounts receivable, rights to payment, payment intangibles and unbilled revenues, rights created by statute or governmental action to bill and collect revenues or other amounts from customers or others, credits, claims, demands and judgments;

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  all governmental and other licenses, permits, franchises, consents and allowances (other than ALLETE's franchises, permits and licenses that are transferable and necessary for the operation of the mortgaged property);

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  all unrecorded easements and rights of way;

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  all intellectual property rights and other general intangibles;

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  all vehicles, movable equipment, aircraft and vessels and all parts, accessories and supplies used in connection with any of the foregoing;

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  all personal property of such character that the perfection of a security interest therein or other lien thereon is not governed by the Uniform Commercial Code in effect where ALLETE is organized;

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  all merchandise and appliances acquired for the purpose of resale in the ordinary course and conduct of ALLETE's business, and all materials and supplies held for consumption in operation or held in advance of use thereof for fixed capital purposes;

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  all electric energy and capacity, gas, steam and other materials and products generated, manufactured, produced or purchased by ALLETE for sale, distribution or use in the ordinary course and conduct of ALLETE's business;

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  all property which is the subject of a lease agreement designating ALLETE as lessee, and all ALLETE's right, title and interest in and to the property and in, to and under the lease agreement, whether or not the lease agreement is intended as security, and the last day of the term of any lease or leasehold which may become subject to the lien of the mortgage; and

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  all property which subsequent to September 1, 1945 has been released from the lien of the mortgage and any improvements, extensions and additions to such properties and renewals, replacements, substitutions of or for any parts thereof. (See Thirty-first Supplemental Indenture, Article IV.)

        Issuance of Additional First Mortgage Bonds.    The maximum principal amount of first mortgage bonds which may be issued under the mortgage is not limited so long as it meets the issuance tests set forth in the mortgage, which are generally described below. First mortgage bonds of any series may be issued from time to time on the basis of:

  (1)
  60 percent of property additions after adjustments to offset retirements;

  (2)
  retirement of first mortgage bonds or qualified lien bonds; and

  (3)
  deposit of cash.

        With certain exceptions in the case of (2) above, ALLETE may not issue first mortgage bonds unless it meets the "net earnings" test set forth in the mortgage, which requires adjusted net earnings before income taxes for 12 out of the preceding 15 months of at least twice the annual interest requirements on all first mortgage bonds at the time outstanding, including the additional issue, and on all indebtedness of prior rank. Such adjusted net earnings are computed after provision for retirement and depreciation of property equal to $750,000 plus, for each of the 12 calendar months selected for the net earnings test, 1/12th of two percent of the net additions to depreciable mortgaged property made after June 30, 1945 and prior to the beginning of the calendar year within which that calendar month is included. It is expected that the first mortgage bonds offered by this prospectus will be issued upon the basis of the retirement of first mortgage bonds or property additions.

        Property additions generally include electric, gas, steam or hot water property acquired after June 30, 1945. Securities, fuel, aircraft, automobiles or other vehicles, or property used principally for the production or gathering of natural gas will not qualify as property additions.

        ALLETE has the right to amend the mortgage without any consent or other action by holders of any series of first mortgage bonds, including the holders of first mortgage bonds offered by this prospectus, so as to include nuclear fuel as well as similar or analogous devices or substances as property additions. (See Fifth Supplemental Indenture, Section 2.)

        ALLETE has reserved the right to amend the mortgage to modify the definition of "property additions" to mean all mortgaged property acquired by ALLETE by purchase, consolidation, merger, donation, construction, erection or in any way whatsoever, subsequent to June 30, 1945, or in the process of construction or erection in so far as actually constructed or erected subsequent to June 30, 1945. (See Thirty-first Supplemental Indenture, Article IV.)

        The mortgage contains certain restrictions upon the issuance of first mortgage bonds on the basis of property additions subject to liens prior to the mortgage lien and upon the increase of the amount of such liens. (See Mortgage, Sections 4-8, 20, 23-30, and 46.)

        Mortgage Amendment-Recalibration of Funded Property.    ALLETE has reserved the right to amend the mortgage to change the definition of "funded property," as long as ALLETE has delivered to the corporate mortgage trustee an independent engineer's certificate referred to as a "funded property certificate." This funded property certificate will describe all or a portion of mortgaged property which has a fair value not less than 10/6ths of the sum of the principal amount of the first mortgage bonds outstanding and the principal amount of the first mortgage bonds that ALLETE is entitled to have authenticated on the basis of retired first mortgage bonds. Once this funded property certificate is delivered to the corporate mortgage trustee, the definition of "funded property" will mean any mortgaged property described in the funded property certificate. Property additions will become funded property when used under the mortgage for the issuance of bonds, the release or retirement of funded property, or the withdrawal of cash deposited with the corporate mortgage trustee for the issuance of bonds or the release of funded property. (See Thirty-first Supplemental Indenture, Article IV.)

        Release and Substitution of Property.    Property may be released upon the basis of:

          (1)   deposit with the corporate mortgage trustee of cash or, to a limited extent, purchase money mortgages;

          (2)   property additions acquired by ALLETE in the last five years, after adjustments in certain cases to offset retirement and after making adjustments for qualified lien bonds outstanding against property additions; and/or

          (3)   waiver of the right to issue first mortgage bonds,

in each case without applying any earnings test. Cash may be withdrawn upon the bases stated in (2) and (3) above.

        When property released is not funded property, property additions used to effect the release may again, in certain cases, become available as credits under the mortgage, and the waiver of the right to issue first mortgage bonds to effect the release may, in certain cases, cease to be effective as such a waiver. Similar provisions are in effect as to cash proceeds of such property. The mortgage contains special provisions with respect to qualified lien bonds pledged, and disposition of moneys received on pledged prior lien bonds. (See Mortgage, Sections 5, 31, 32, 37, 46-50, and 59-63.)

        ALLETE has reserved the right to amend the mortgage and the provisions discussed in the foregoing paragraphs under this "Release and Substitution of Property" subheading describing the release and substitution of mortgaged property as follows:

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  to permit releases of property without the sale or disposition of such property;

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  to eliminate the five-year limit referred to in clause (2) above; and

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  to specify that releases of property can be made on the basis of (i) the aggregate principal amount of first mortgage bonds that ALLETE would be entitled to issue on the basis of retired qualified lien bonds; or (ii) 10/6ths of the aggregate principal amount of first mortgage bonds that ALLETE would be entitled to issue on the basis of retired first mortgage bonds, in each case with the entitlement being waived by operation of the release.

In addition, ALLETE has reserved the right to amend the mortgage to permit release of unfunded property if after such release at least one dollar of unfunded property remains subject to the lien of the mortgage. (See Thirty-first Supplemental Indenture, Article IV.)

        Modification of the Mortgage.    The rights of holders of first mortgage bonds may be modified with the consent of the holders of 66 2/3 percent of the aggregate principal amount of the outstanding first mortgage bonds and, if less than all series of first mortgage bonds are affected, the consent also of the holders of 66 2/3 percent of the aggregate principal amount of all of the outstanding first mortgage bonds of each series affected. ALLETE has reserved the right to amend the mortgage to provide that such modifications can be made with the consent of the holders of a majority in aggregate principal amount of then outstanding mortgage bonds, considered as one class, or if less than all of the series of mortgage bonds outstanding are directly affected by a proposed amendment or modification, then the consent of the holders of only a majority in aggregate principal amount of the outstanding mortgage bonds of all series that are directly affected, considered as one class. In general, no modification of the terms of payment of principal and interest and no modification affecting the lien or reducing the percentage required for modification, is effective against any holder of first mortgage bonds without his consent. (See Mortgage, Article XIX; Twenty-first Supplemental Indenture, Section 3; and Thirty-first Supplemental Indenture, Article IV.)

        ALLETE has reserved the right to amend the mortgage to permit ALLETE and the mortgage trustees, without the consent of any holder of mortgage bonds, to enter into one or more supplemental indentures for any of the following purposes:

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  to evidence the assumption by any permitted successor of ALLETE's covenants in the mortgage and in the first mortgage bonds;

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  to add one or more covenants or other provisions for the benefit of the holders of all or any series of mortgage bonds, or to surrender any right or power conferred upon ALLETE and to make an occurrence of a default in performance of any such additional covenants, an additional "default";

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  to correct or amplify the description of any property at any time subject to the lien of the mortgage, or better to assure, convey and confirm unto the mortgage trustees any property subject or required to be subjected to the lien of the mortgage, or to subject to the lien of the mortgage additional property;

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  to change or eliminate or add any new provision to the mortgage; provided, however, that no such change, elimination or addition will adversely affect the interests of the holders of first mortgage bonds of any series in any material respect;

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  to establish the form or terms of mortgage bonds of any other series as permitted by the mortgage;

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  to provide for the procedures required to permit ALLETE to utilize, at its option, a non-certificated system of registration for all or any series of first mortgage bonds;

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  to change any place where principal, premium, if any, and interest shall be payable, mortgage bonds may be surrendered for registration of transfer or exchange, and notices and demands to ALLETE may be served; and

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  to cure any ambiguity or inconsistency or to make any other changes or additions to the provisions of the mortgage if such changes or additions will not adversely affect the interests of the holders of first mortgage bonds of any series in any material respect. (See Thirty-first Supplemental Indenture, Article IV.)

        Defaults and Notice Thereof.    The following are defaults under the mortgage:

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  failure to pay principal of any first mortgage bond when due;

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  failure to pay interest on any first mortgage bond for 60 days after that interest is due;

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  failure to pay any installments of funds for retirement of first mortgage bonds for 60 days after that installment is due;

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  failure to pay principal of or interest on any qualified lien bond beyond any applicable grace period for the payment of that principal or interest;

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  certain events in bankruptcy, insolvency or reorganization pertaining to ALLETE; and

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  the expiration of 90 days following notice by the corporate mortgage trustee or holders of 15 percent of the first mortgage bonds relating to the failure by ALLETE to perform its covenants under the mortgage. (See Mortgage, Section 65.)

        The mortgage trustees may withhold notice of default, except in the case of failure to pay principal, interest or installment of any fund for retirement of first mortgage bonds, if they determine that withholding the notice is in the interest of the holders of first mortgage bonds. (See Mortgage, Section 66.)

        The corporate mortgage trustee, or the holders of 25 percent of the first mortgage bonds may declare the principal and interest due on default, but a majority of the holders of first mortgage bonds may annul such declaration if the default has been cured. (See Mortgage, Section 67.) No holder of first mortgage bonds may enforce the lien of the mortgage without giving the mortgage trustees written notice of a default and unless holders of 25 percent of the first mortgage bonds have requested the mortgage trustees to act and offered them reasonable opportunity to act and indemnity satisfactory to the mortgage trustees and they shall have failed to act. (See Mortgage, Section 80.) The holders of a majority of the first mortgage bonds may direct the time, method and place of conducting any proceedings for any remedy available to the mortgage trustees, or exercising any trust or power conferred upon the mortgage trustees, but the mortgage trustees are not required to follow such direction if not sufficiently indemnified for expenditures. (See Mortgage, Section 71.)

        Information about the Mortgage Trustees.    The Bank of New York Mellon is the corporate mortgage trustee and Philip L. Watson is the individual mortgage trustee. In addition to acting as corporate mortgage trustee, The Bank of New York Mellon may also act as trustee under other indentures, trusts and guarantees of ALLETE and its affiliates from time to time.

        Satisfaction and Discharge of Mortgage.    The mortgage may be satisfied and discharged if and when ALLETE provides for the payment of all of the first mortgage bonds and all other sums due under the mortgage. (See Mortgage, Section 106.)

        Evidence to be Furnished to the Mortgage Trustee.    ALLETE will provide to the mortgage trustee an annual statement by an appropriate officer as to ALLETE's compliance with all conditions and covenants under the mortgage. (See Trust Indenture Act of 1939, Section 314(a)(4).)

 PLAN OF DISTRIBUTION

        ALLETE may sell the securities offered pursuant to this prospectus:

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  through underwriters or dealers;

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  through agents; or

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  directly to one or more purchasers.

        This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.

        Through Underwriters or Dealers.    If ALLETE uses underwriters in the sale of the securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters may sell the securities directly or through underwriting syndicates represented by managing underwriters. Unless otherwise stated in the prospectus supplement relating to any of the securities, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all of the securities if they purchase any of them. If ALLETE uses a dealer in the sale, ALLETE will sell the securities to the dealer as principal. The dealer may then resell those securities at varying prices determined at the time of resale.

        Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Through Agents.    ALLETE may designate one or more agents to sell the securities. Unless stated in a prospectus supplement, the agents will agree to use their best efforts to solicit purchases for the period of their appointment.

        Directly.    ALLETE may sell the securities directly to one or more purchasers. In this case, no underwriters, dealers or agents would be involved.

        General Information.    A prospectus supplement will state the name of any underwriter, dealer or agent and the amount of any compensation, underwriting discounts or concessions paid, allowed or reallowed to them. A prospectus supplement will also state the proceeds to ALLETE from the sale of the securities, any initial public offering price and other terms of the offering of the securities.

        ALLETE may authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the securities at the public offering price and on the terms described in the related prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.

        The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which are referred to herein as the "remarketing firms," acting as principals for their own accounts or as ALLETE's agent, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with ALLETE and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, in connection with the securities remarketed thereby.

        ALLETE may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately-negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by ALLETE or borrowed from ALLETE or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from ALLETE in settlement of those derivatives to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

        ALLETE may make sales of its common stock to or through one or more underwriters, dealers or agents in "at-the-market" offerings, and, if ALLETE engages in such transactions, it will do so pursuant to the terms of a agreement between ALLETE and the underwriters, dealers or agents. If ALLETE engages in at-the-market sales pursuant to a distribution agreement, ALLETE will issue and sell shares of its common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis.

        ALLETE may have agreements to indemnify agents, underwriters and dealers against, or to contribute to payments which the underwriters, dealers and agents may be required to make in respect of, certain civil liabilities, including liabilities under the Securities Act of 1933.

EXPERTS

        The consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL OPINIONS

        The legality of the common stock and first mortgage bonds will be passed upon for ALLETE by Deborah A. Amberg, Esq., Senior Vice President, General Counsel and Secretary, and by Morgan, Lewis & Bockius LLP, New York, New York, counsel to ALLETE. Morgan, Lewis & Bockius LLP may rely as to all matters of Minnesota law upon the opinion of Ms. Amberg. Ms. Amberg may rely as to all matters of New York law upon the opinion of Morgan, Lewis & Bockius LLP.

        As of July 31, 2013, Ms. Amberg owned 19,225 shares of common stock of ALLETE. Ms. Amberg is acquiring additional shares of ALLETE common stock at regular intervals as a participant in the ALLETE and Affiliated Companies Retirement Savings and Stock Ownership Plan. Under the Executive Long-Term Incentive Compensation Plan, Ms. Amberg has:

  •
  outstanding options to purchase 24,275 shares of ALLETE common stock, which options are fully vested, and which will expire ten years from the date of grant;

  •
  restricted stock units pursuant to which 3,716 shares of common stock (plus accrued dividend equivalents) will be distributed to Ms. Amberg after they vest (on December 31, 2013, 2014 and 2015) provided she remains employed on the payment dates; and

  •
  an award opportunity for up to 13,882 performance shares (plus accrued dividend equivalents) that will be distributed to Ms. Amberg if ALLETE attains certain performance goals for the periods January 1, 2011 through December 31, 2013, January 1, 2012 through December 31,

    2014 and January 1, 2013 through December 31, 2015, and provided Ms. Amberg remains employed on the payment dates.

        You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement or in any written communication from ALLETE specifying the final terms of a particular offering of securities. ALLETE has not authorized anyone else to provide you with additional or different information. ALLETE is not making an offer of these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference.

2,500,000 Shares

Common Stock

Prospectus Supplement
                              , 2014

J.P. Morgan	Baird

RBC Capital Markets	Wells Fargo Securities